EXHIBIT 11

                AMENDMENT AND ADDENDUM NO. 1 TO THE SECOND TRUST

                            DEED OF OCTOBER 14, 2009

               DRAWN UP AND SIGNED IN TEL-AVIV ON OCTOBER 28, 2009

                                    BETWEEN:

                            SCAILEX CORPORATION LTD.
                         Public company no. 52-003180-8
            of 48 Ben-Tsiyon Galis Street, Petach-Tikva 49277 Israel
                          (hereinafter - "THE COMPANY")

                                                              OF THE FIRST PART;

                                      AND:

                          CLAL FINANCE TRUST 2007 LTD.
                         Private company no. 51-404642-4
                   of 37 Menachem Begin Road, Tel-Aviv, Israel
                          (hereinafter - "THE TRUSTEE")

                                                             OF THE SECOND PART;

WHEREAS on August 18, 2009, the Company and the Trustee signed a Trust Deed ("THE FIRST TRUST DEED") in relation to a shelf prospectus published by the Company on August 21, 2009 ("THE SHELF PROSPECTUS"), which was amended on October 14, 2009 (hereinafter:
               "THE SECOND TRUST DEED") (the First Trust Deed and the Second Trust Deed shall be called hereinafter jointly: "THE TRUST DEED");

AND WHEREAS    pursuant to the provisions of clause 3.4 of the Second Trust
               Deed, and clause 10 of the Conditions Prescribed in the Overleaf to the Second Trust Deed, the Company undertook to create a sole, fixed, first-ranking lien on ordinary shares of NIS 0.01 par value each of Partner Communications Ltd. (hereinafter:
               "PARTNER"), and rights in respect thereof, all as specified in the Second Trust Deed, the market value of which on the financial clearing date of the proceeds of the issue of the Series D Bonds was equivalent to 100% of the par value of the Series D Bonds
               (hereinafter: "THE PLEDGED SHARES");


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AND WHEREAS    the Company desires to draw up addenda and amendments in a number of clauses in the Trust Deed concerning the Pledged Shares, which do not prejudice the holders of the Series D Bonds;

AND WHEREAS    pursuant to clause 24.1.1 of the First Trust Deed, as amended in the Second Trust Deed, the Trustee became convinced that the amendment does not prejudice the holders of the Series D Bonds;

     WHEREFORE, THE PARTIES HEREBY AGREE, STIPULATE AND DECLARE AS FOLLOWS:

1. AMENDMENT TO CLAUSE 3.4.3 OF THE SECOND TRUST DEED AND CLAUSE 10.4 TO THE FIRST ADDENDUM TO THE SECOND TRUST DEED

     The wording of clause 3.4.3 of the Second Trust Deed and the wording of clause 10.4 of the First Addendum to the Second Trust Deed - Certificate of the Series D Bonds, shall be replaced with the following wording:

          "With every buy-back of the Series D Bonds by the Company, a portion of the Pledged Shares shall be released, subject to the written instruction of the Company, and according to that stated in that instruction, in such manner that, subsequent to the repayment as stated, a relative portion shall be subtracted from the Pledged Shares according to the par value of the Series D Bonds that were purchased by the Company. The Company shall take action opposite Partner so that Partner shall issue new share certificates representing the updated quantity of the Pledged Shares, in lieu of the share certificate held by the Trustee, and the Company shall take action opposite the Registrar of Companies for the purpose of amending the lien registered in favor of the Trustee. The Trustee shall sign any document required for the purpose of executing that stated above within two Business Days of the date requested, and shall deliver the share certificate to Partner in respect of the Pledged Shares deposited with it in order to receive a share certificate in lieu thereof in respect of the updated quantity as stated."


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2.   ADDITION TO CLAUSE 6.3 OF THE TRUST DEED

     A new clause 6.3.4.a shall be added after clause 6.3.4 in the Trust Deed, the wording of which shall be as follows:

          6.3.4.a Prior to the Closing of the Partner Share Acquisition
               Transaction, the Company shall open a designated bank account, which shall be pledged in favor of the Trustee (for the holders of the Series D Bonds) and which shall be used, in the event that the Trustee shall issue an appropriate instruction in accordance with and subject to that stated hereunder in clause 7.3, to receive dividends and/or any other distribution, to the extent distributed by Partner in respect of the Pledged Shares. The Company shall forward the documents to the Trustee that are specified above in clause 6.3.2 relating to pledge of the said bank account (MUTATIS MUTANDIS) within two Business Days of the Closing Date of the Partner Share Acquisition Transaction."

3.   ADDITION TO CLAUSE 7 OF THE TRUST DEED

     A new clause 7.3 shall be added after clause 7.2 of the Trust Deed, the wording of which is as follows:

          "7.3 Upon the occurrence of any of the events specified above in clause 7.1, the Trustee shall be allowed to instruct Partner in writing not to transfer dividends or any other distribution directly to the Company, to the extent that any distribution shall be distributed by Partner, in respect of the Pledged Shares, and the Company shall be entitled to them as a registered shareholder, but only to transfer them to a bank account under the Company's name that is pledged in favor of the Series D Bondholders. The Trustee shall send the aforesaid instruction in writing to Partner, to Partner's corporate secretary, with a copy to Partner's C.F.O. and to the Company."


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4.   ADDENDUM TO CLAUSE 5 OF THE FIRST ADDENDUM TO THE SECOND TRUST DEED

     A new clause 5.4.a shall be added after clause 5.4 of the First Addendum to the Second Trust Deed - Conditions Prescribed in the Overleaf, the wording of which shall be as follows:

          "5.4.a Prior to the Closing of the Partner Share Acquisition
               Transaction, the Company shall open a designated bank account, which shall be pledged in favor of the Trustee (for the holders of the Series D Bonds) and which shall be used, in the event that the Trustee shall issue an appropriate instruction in accordance with and subject to that stated hereunder in clause 7.3, to receive dividends and/or any other distribution, to the extent distributed by Partner in respect of the Pledged Shares. The Company shall forward the documents to the Trustee that are specified above in clause 5.2 relating to pledge of the said bank account (MUTATIS MUTANDIS) within two Business Days of the Closing Date of the Partner Share Acquisition Transaction."

5.   ADDENDUM TO CLAUSE 3 OF THE SECOND TRUST DEED

     A new clause 3.5.a shall be added after clause 3.5 of the Second Trust Deed, the wording of which shall be as follows:

          "3.5.a Within 14 days of the signing date of this Addendum, the Company shall transfer the sum of NIS 60,000 to the Trustee's account on account of legal and other expenses pertaining to the safeguarding of the rights of the Series D Bondholders, as specified in clauses 19 and 21 of the First Trust Deed. The Trustee shall return the balance to the Company that shall remain in the accounts in respect of the said sum, if any, after the full payment of the principal of the Series D Bonds."


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6.   GENERAL

     6.1 Other than that stated, no change occurred whatsoever in the rest of the conditions of the First Trust Deed and the Second Trust Deed, which shall continue to apply between the parties in relation to the Series D Bonds.

     6.2 It is hereby clarified that the updating of the Trust Deed as specified in this Addendum shall apply solely in relation to the Series D Bonds, and it shall in no way apply the conditions specified in this Addendum to other series of Bonds that the Company offered and/or is allowed to offer pursuant to the Shelf Prospectus.

4. By signing this agreement, the Trustee authorizes each of the authorized signatories of the Company to report on its behalf in the Magna network about its engagement in this agreement and its signing of it.

              IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SIGNED:

Stamp + /s/ Yahel Shachar; /s/ Shachar Rachim                /s/
---------------------------------------------       ----------------------------
SCAILEX CORPORATION LTD.                            CLAL FINANCE TRUST 2007 LTD.

                             ATTORNEY'S CONFIRMATION

I, the undersigned, Rona Bergman Naveh, the attorney of Scailex Corporation Ltd., hereby confirm that this Addendum was duly signed by the authorized signatories of Scailex Corporation Ltd., Messrs. Yahel Shachar and Shachar Rachim.

                                                      /s/ Rona Bergman Naveh
                                                      ------------------------
                                                      RONA BERGMAN NAVEH, ADV.


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